Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF

OUTSTANDING UNREGISTERED 7.5% SENIOR UNSECURED NOTES DUE 2015

(CUSIP NO. 26816L BA9)

OF

DYNEGY HOLDINGS INC.

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) the certificates for the Company’s (as defined below) 7.5% Senior Unsecured Notes due 2015 (CUSIP No. 26816L BA9) (the “Outstanding Notes”) are not immediately available, (ii) the certificates for the Outstanding Notes, the Letter of Transmittal and all other required documents cannot be delivered to Wilmington Trust Company (the “Exchange Agent”) prior to the Expiration Time (as defined in the Prospectus referred to below) or (iii) the procedures for delivery of Outstanding Notes by book-entry transfer cannot be completed prior to the Expiration Time. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See the section of the Prospectus entitled “The Exchange Offer—Guaranteed Delivery Procedures.” In addition, in order to utilize the guaranteed delivery procedures to tender Outstanding Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to the Expiration Time. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

WILMINGTON TRUST COMPANY

For Delivery by Certified or Registered Mail/Hand Delivery/Overnight Delivery:

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-1615

Attention: Sam Hamed

By Facsimile Transmission (for eligible institutions only):

(302) 636-4139

Attention: Exchanges

Telephone Inquiries:

(302) 636-6181

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Dynegy Holdings Inc. (the “Company”), upon the terms and subject to the conditions set forth in the prospectus dated                     , 2010 (as the same may be amended or supplemented from time to time, the “Prospectus”) and the related Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures described in the section of the Prospectus entitled “The Exchange Offer—Guaranteed Delivery Procedures.”

The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2010, unless extended by the Company. With respect to the Exchange Offer, “Expiration Time” means such time and date or, if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Company.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned (in the case of an individual), or the dissolution of the undersigned (in the case of a corporation or other entity), and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

CERTIFICATE NUMBER(S) (IF KNOWN) OF OUTSTANDING NOTES OR ACCOUNT NUMBER AT THE BOOK-ENTRY TRANSFER FACILITY	AGGREGATE PRINCIPAL AMOUNT REPRESENTED BY OUTSTANDING NOTES	PRINCIPAL AMOUNT TENDERED*
Outstanding Notes

TOTAL Outstanding Notes:

*	Unless otherwise indicated, any tendering holder of Outstanding Notes of a series will be deemed to have tendered the entire aggregate principal amount represented by its Outstanding Notes of such series. All tenders must be in integral multiples of $1,000.

PLEASE SIGN AND COMPLETE

Signature:		Name:

Address:		Capacity (full title), if signing in a representative

capacity:
(Zip Code)

Area Code and Telephone Number:		Taxpayer Identification or Social Security Number:

Dated:

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or learning agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent either the Outstanding Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Outstanding Notes to the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedures for book-entry transfer described in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and all other required documents within three American Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter(s) of Transmittal, the Outstanding Notes tendered hereby and all other required documents to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

(Name of Firm)

Sign here:
(Authorized Signature)

Name:
(Please type or print)

Title:

(Area Code and Telephone Number)

Dated:	, 2010
Address and Zip Code

NOTE: DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS FORM. CERTIFICATES FOR OUTSTANDING NOTES SHOULD ONLY BE SENT WITH A LETTER OF TRANSMITTAL.